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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

P&F INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5332 (Commission File Number)	22-1657413 (I.R.S. Employer Identification No.)
300 Smith Street, Farmingdale, New York 11735 (Address of principal executive offices) (Zip Code)

(631) 694-1800
(Registrant's telephone number, including area code)

Item 7.    Financial Statement and Exhibits.

(c)
Exhibits:

The following exhibit is filed herewith:

      99.1    Press Release dated August 12, 2003 regarding the second quarter 2003 earnings of P&F Industries, Inc.

Item 12.    Results of Operations and Financial Condition.

        On August 12, 2003, P&F Industries, Inc. (the "Company") reported second quarter 2003 earnings. For additional information regarding the Company's second quarter 2003 earnings, please refer to the press release attached to this report as Exhibit 99.1 (the "Press Release"), which Press Release, is incorporated by reference herein.

        At 11 a.m. EDT on August 12, 2003, executives of the Company will host a conference call to speak to the public, as well as various members of the financial and investment community, regarding the Company's second quarter 2003 results. The live Internet simulcast can be accessed by logging onto http://pfina.com. A replay will be available at that site for three months.

        The information in the Press Release is being furnished, not filed, pursuant to this Item 12. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

P&F INDUSTRIES, INC.
By:	/s/ JOSEPH A. MOLINO, JR. Joseph A. Molino, Jr.
	Name:	Joseph A. Molino, Jr.
	Title:	Vice President

Date: August 12, 2003

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued August 12, 2003 regarding the Company's second quarter 2003 earnings.

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SIGNATURES
EXHIBIT INDEX